SCHEDULE 14A INFORMATION
                REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:
{_}  Preliminary Proxy Statement (Revocation of Consent Statement)
{_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
{_}  Definitive Proxy Statement (Revocation of Consent Statement)
{_}  Definitive Additional Materials
{X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GREAT WESTERN FINANCIAL CORPORATION
                -----------------------------------------
             (Name of Registrant as Specified in Its Charter)

                -----------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{X}  No fee required.

{_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____

     (4)  Proposed maximum aggregate value of transactions:  ________________

     (5)  Total fee paid.
--------
{_}  Fee paid previously with preliminary materials.

{_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ___________________________________________

     (2)  Form, Schedule or Registration Statement No.: _____________________

     (3)  Filing Party: _____________________________________________________

     (4)  Date Filed:  ______________________________________________________



 [WASHINGTON MUTUAL LETTERHEAD]           [GREAT WESTERN LETTERHEAD]

TO OUR CUSTOMERS AND COMMUNITIES:

                               Washington Mutual
                          and Great Western to Merge

          One week ago, Washington Mutual, the parent company of American Savings Bank, and Great Western announced a historic merger agreement to create one of the West's top financial services companies for consumers. After the merger, our company will have assets of over $87 billion, more than 1,000 locations and serve 4.1 million households nationwide. In California, we will become the state's third-largest depository institution and second-largest residential mortgage lender, while continuing to help thousands of people achieve their financial goals -- just as Great Western has for more than a century. The Washington Mutual/Great Western partnership also will allow our company to serve a growing number of customers with even more innovative products and services.

THIS COMBINATION MEANS GOOD NEWS FOR YOU ...

OUR SHARED VISION OF THE FUTURE AND COMPATIBLE MANAGEMENT
PHILOSOPHY MEANS... you will be banking with a strong, focused financial institution with long-term staying power and the ability to generate and sustain economic growth

OUR COMMITMENT TO CALIFORNIA MEANS ... you will have a true partner in the improvement and development of every neighborhood we serve. These tangible benefits will reflect our historic and fundamental commitment to low- to moderate- income lending

OUR CLEAR BUSINESS STRATEGY MEANS ... you will have access to a broader array of quality products and services at competitive prices. More choices mean greater convenience for you today and tomorrow

OUR HIGH REGARD FOR TALENT AND EXPERIENCE MEANS ... our employees will have opportunities for growth and career development and the chance to make a meaningful contribution to you and the communities in which we live and work

Washington Mutual, recently named by Fortune magazine as the nation's most admired savings institution, and Great Western together form a company that signals good news for our customers, our employees, our communities and the State of California.

WE LOOK FORWARD TO MANY OPPORTUNITIES TO GROW TOGETHER AND TO SERVE
YOU BETTER.

/s/ KERRY KILLINGER                /s/ JOHN F. MAHER

Chairman, President &              President & Chief Executive Officer
Chief Executive Officer            Great Western Financial Corporation
Washington Mutual, Inc.


          Great Western and certain other persons named below may be deemed to be participants in the solicitation of proxies in favor of the approval of the merger of Great Western and a wholly-owned subsidiary of Washington Mutual at a special meeting of Great Western stockholders which has not yet been scheduled. The participants in this solicitation may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson (Executive Vice President, Secretary and General Counsel), Carl F. Geuther (Vice Chairman and Chief Financial Officer), Michael M. Pappas (Vice Chairman and President, Consumer Finance Division), A. William Schenck III (Vice Chairman), Ray W. Sims (Executive Vice President), and Jaynie M. Studenmund (Executive Vice President); and the following other members of management of Great Western:
Stephen F. Adams (First Vice President, Associate General Counsel and Assistant Secretary), Bruce F. Antenberg (Senior Vice President-Finance, Treasurer and Assistant Secretary), Barry R. Barkley (Senior Vice President and Controller), Ian D. Campbell (Senior Vice President), Charles Coleman (Vice President, Great Western Bank), Allen D. Meadows (Senior Vice President, Great Western Bank), and John A. Trotter (First Vice President, Great Western Bank). As of the date of this communication, James F. Montgomery and John F. Maher beneficially owned 605,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

Washington Mutual and certain other persons named below may be deemed to be participants in the solicitation of proxies in favor of the approval of the merger of Great Western and a wholly-owned subsidiary of Washington Mutual at a special meeting of Great Western stockholders which has not yet been scheduled. The participants in this solicitation may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel
J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr., and James H. Stever), the following executive officers of Washington Mutual: William A. Longbrake (Executive Vice President and Chief Financial Officer), Deanna W. Oppenheimer (Executive Vice President), Craig E. Tall (Executive Vice President) and S. Liane Wilson (Executive Vice President); and the following other members of management of Washington Mutual: Karen Christensen (Senior Vice President), JoAnn DeGrande (Vice President), William Ehrlich (Vice President), James B. Fitzgerald (Senior Vice President), Marc Kittner (Senior Vice President and Corporate Counsel) and Douglas G. Wisdorf (Senior Vice President and Deputy Chief Financial Officer). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual, respectively. The remaining participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities.